                                                           FOR IMMEDIATE RELEASE



        BERKSHIRE HILLS BANCORP, INC. REPORTS RECORD EARNINGS, WITH A 30%
              INCREASE IN 2004 EARNINGS FROM CONTINUING OPERATIONS

                  DIVIDEND DECLARED AND ANNUAL MEETING DATE SET

PITTSFIELD, MA - January 26, 2005 - Berkshire Hills Bancorp, Inc. (AMEX: BHL), the holding company for Berkshire Bank (the "Bank"), today reported record earnings from continuing operations of $2.08 per diluted share for the year 2004, an increase of 30% over prior year results. Net income from continuing operations totaled $11.9 million for year 2004, compared to $9.2 million for 2003. Including the loss from discontinued operations of EastPoint Technologies, LLC, which was sold in June, net income for the year 2004 was a record $11.5 million, compared to $9.0 million for 2003.

The Company also reported net income from continuing operations of $3.2 million for the fourth quarter of 2004, compared to $3.0 million for the prior quarter and $2.6 million for the fourth quarter of 2003. Earnings from continuing operations were $.55 per diluted share for the fourth quarter of 2004, an increase of 20%, compared to the same period last year.

Commenting on the Company's performance, Michael P. Daly, President and Chief Executive Officer stated, "Our performance in 2004 benefited from a $2.8 million increase in net interest income, resulting from growth in loans and investments. Total service fee income increased by 10% in 2004, while non-interest expense growth was limited to 3%. These results reflect programs for excellence in customer service and operations that have become part of Berkshire Bank's culture. Net income increased each quarter in 2004, and we exceeded our expectations for growth and profitability for the year. Our ongoing focus on asset quality resulted in nonperforming assets declining to a comparatively low 0.1% of total assets at year-end."

Mr. Daly concluded, "Our pursuit of value-enhancing strategies led to significant accomplishments during 2004. We sold our EastPoint Technologies, LLC investment in June, eliminating its operating costs and enhancing our technology opportunities. We continued our expansion into New York state with the acquisition of a branch in October, and we continued to build our wealth management business with the acquisition of Berkshire Financial Planning in December. Of course, our most exciting event was our announcement in December that we had entered into a definitive agreement to acquire Woronoco Bancorp, Inc., which will create a $2.0 billion company. The combined institution will be a formidable commercial and community banking franchise, with significant non-interest income potential, management synergies and solid asset quality. It will serve customers through a network of 22 full-service branches in western Massachusetts and New York."

Dividend Declared

The Board of Directors declared a quarterly cash dividend of $.12 per share, payable on February 22, 2005 to stockholders of record at the close of business on February 7, 2005.

Annual Meeting

The Company also announced that its 2005 Annual Meeting of Stockholders will be held on May 5, 2005 at the Crowne Plaza Hotel, One West Street, Pittsfield, MA at 10:00 A.M. (ET). The voting record date has been set as March 17, 2005. The Company intends to distribute proxy solicitation materials on or about April 1, 2005.

Fourth Quarter Highlights

o Total commercial real estate loans increased $6 million, or 2%, from September 30, 2004.

o Residential land development and construction loans increased $3 million, or 23%, from September 30, 2004.

o    Consumer loans increased $6 million, or 4%, from September 30, 2004.

o Transaction accounts (demand deposits and NOW accounts) increased $10 million, or 5%, from September 30, 2004.

o Service fee income increased $172,000, or 14%, as compared to the quarter ended September 30, 2004.


The following table represents a reconciliation of GAAP net income to income from continuing operations and to core net income and EPS. In determining its core net income and earnings per share, the Company excludes net security gains and losses and those items it believes to be non-recurring.


                                                                                    4Q2004          FY 2004
-------------------------------------------------------------------------------------------------------------
                                                                    (In thousands, except earnings per share)
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
NET INCOME -GAAP                                                                 $3,177            $11,509
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Plus:   Non-recurring loss from discontinued operations (1)                           -                431
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
NET INCOME - CONTINUING OPERATIONS                                                3,177             11,940
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Less:  Gain on sale of securities, net (2)                                          265                953
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
NET INCOME-CORE                                                                  $2,912            $10,987
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Earnings per diluted share - GAAP                                                 $0.55              $2.01
-------------------------------------------------------------------------------------------------------------
Earnings per diluted share - continuing operations                                $0.55              $2.08
-------------------------------------------------------------------------------------------------------------
Earnings per diluted share - core                                                 $0.51              $1.92
-------------------------------------------------------------------------------------------------------------
Average diluted shares outstanding                                                5,725              5,731
-------------------------------------------------------------------------------------------------------------

(1) Represents the operating loss and loss on the sale of the assets of EastPoint Technologies, LLC, tax effected using a tax rate of 34.0%.
(2)   Tax effected using a tax rate of 32.0%.


Financial Condition

Year-end total assets of $1.31 billion were unchanged from the prior quarter-end and increased by $92 million, or 8%, from the prior year-end due to growth in loans and investment securities.

Loans totaling $828 million at year-end 2004 increased by $10 million, or 1%, and by $36 million, or 5%, from the prior quarter-end and year-end, respectively. During the year, loan growth was concentrated in total commercial real estate loans, which increased by $54 million, or 26%. Consumer loans increased by

$28 million, or 18% for the year. Residential mortgages decreased by $30 million, or 11%, in 2004 due to the securitization of $39 million in the first quarter.

Investment securities totaled $414 million at year-end 2004, decreasing by $19 million, or 4%, in the most recent quarter, and increasing by $55 million, or 15%, for the full year. Securities growth in 2004 included the $39 million securitization of residential mortgages in the first quarter. During October, the Company sold $11 million of securitized loans. Proceeds were used to purchase $10 million of bank owned life insurance.

Total deposits at year-end 2004 were $846 million, decreasing by $7 million, or 1%, during the most recent quarter and increasing by $16 million, or 2%, for the full year. The fourth quarter decrease included a $10 million decline in the balance of certificates of deposit primarily related to a change in municipal balances. The increase for the year was primarily due to a $22 million increase in core deposit balances (total deposits excluding certificates), which grew by 4% to $531 million at year-end. Contributing to this growth were increases of $13 million, or 7%, in transaction accounts and $17 million, or 12%, in money market accounts. Deposit growth included the benefit of the $8 million Oriskany Falls branch purchase in October.

Federal Home Loan Bank advances totaled $328 million at year-end 2004, increasing by $3 million, or 1%, in the most recent quarter and by $76 million, or 30%, for the year. This increase funded the organic loan growth achieved during the year, and reflected the advantage of lower borrowing costs relative to the cost of certificates of deposit during much of the year.

Tangible book value per share was $21.19, $20.89, and $19.13 at year-end 2004, the prior quarter-end, and the prior year-end, respectively. This value increased by 11% for the year 2004, primarily due to the benefit of retained earnings. The ratio of stockholders' equity to total assets measured 10.06%, 9.81%, and 10.11% at the same dates.

Asset Quality

Non-performing loans were $1.2 million, or 0.14% of total loans at year-end 2004, which was improved from 0.33% at the prior quarter-end and 0.40% at the prior year-end. This improvement included the benefit of the sale of the largest non-performing commercial loan relationship, which had a $1.3 million balance.

Net loan charge-offs totaled $480,000 for the fourth quarter of 2004, compared to $221,000 and $903,000 in the prior quarter and the fourth quarter of 2003, respectively. Net charge-offs increased compared to the trailing quarter primarily due to the sale of the largest non-performing commercial loan relationship.

The allowance for loan losses totaled $9.3 million, representing 1.13% of total loans at year-end 2004, compared to $9.4 million, or 1.15% of total loans, and $9.0 million, or 1.13% of total loans, at the prior quarter-end and year-end, respectively. In the most recent quarter, the effect of loan growth on the allowance was significantly offset by the reduction of problem assets, including the sale of the largest non-performing commercial loan relationship.

Results of Operations

The return on average stockholders' equity increased to 9.72% in the fourth quarter of 2004, compared to 9.71% and to 8.49% in the prior quarter and fourth quarter of 2003, respectively. The return on average assets increased to 0.97% from 0.92% and 0.86% for the same periods. The efficiency ratio also improved to 60.80% from 61.60% and 62.86% for the same periods. These improvements primarily resulted from growth in net interest income and service fee income, together with a reduction in the ratio of non-interest expense to average assets during the year.

Net interest income was $10.2 million in the fourth quarter of 2004, a decrease of $43,000 compared to the prior quarter and an increase of $455,000 compared to the fourth quarter of 2003. The net interest margin of 3.29% was unchanged from the prior quarter and decreased from 3.42% in the fourth quarter of 2003. The net interest margin would have increased to about 3.32% in the most recent quarter except for the shift from interest income to non-interest income related to the purchase of bank owned life insurance. The decrease from the prior year was due to the impact of a lower rate environment in 2004 and the execution of strategies in 2003, such as the increased emphasis on floating rate and adjustable rate loans, to better position the Bank for a potential rise in interest rates.

The $425,000 provision for loan losses in the most recent quarter increased by $60,000, or 16%, compared to the prior quarter. The provision increased from the fourth quarter of 2003, when a credit of $225,000 was recorded due to a reduction in the loan loss allowance related to the sale of sub-prime automobile loans.

Non-interest income was $2.2 million in the fourth quarter of 2004, an increase of $472,000, or 27%, compared to the prior quarter and an increase of $1.5 million, or 214%, compared to the fourth quarter of 2003. All major service fee categories increased in the most recent quarter compared to both of the prior periods. The largest fee increase was in wealth management service fees, which increased by 31% compared to the fourth quarter of 2003; total assets under management increased by 19% to $358 million at year-end 2004, compared to $302 million at the prior year-end. The category of other non-interest income also increased due to higher income earned on cash surrender value related to the purchase of additional bank owned life insurance in October 2004. In the fourth quarter of 2003, non-interest income totaled an unusually low $700,000 due primarily to a $2.1 million loss recorded on the sale of assets, primarily related to the aforementioned sale of sub-prime automobile loans.

Non-interest expense was $7.3 million in the fourth quarter of 2004, an increase of $119,000 or 2%, compared to the prior quarter and an increase of $394,000, or 6%, compared to the fourth quarter of 2003. The increase compared to the prior quarter was primarily due to higher marketing and advertising expenses related to increased promotional activities. The increase compared to the prior year was due to salaries and benefits, including merit, bonus and pension components. This increase was partially offset by a $348,000 decrease in professional service expense and problem loan related expense following the asset sales and securitizations near the end of 2003. The efficiency ratio improved to 60.80% in the fourth quarter of 2004, compared to 61.60% in the prior quarter and to 62.86% in the fourth quarter of 2003 due to higher earning assets and service fee income.

The effective income tax rate was 32.0% in the most recent quarter, compared to 32.0% in the prior quarter and to 29.9% in the fourth quarter of 2003. Results from continuing operations exclude the loss from discontinued operations following the sale of the Company's 60% interest in EastPoint Technologies, LLC in June 2004. These results include a $75,000 loss recorded on the sale.

Michael P. Daly, President and Chief Executive Officer and Wayne F. Patenaude, Senior Vice President, Treasurer and Chief Financial Officer, will host a conference call at 10:00 A.M. (ET) on Thursday, January 27, 2005. Persons wishing to access the conference call may do so by dialing 1-877-407-8035. Replays of the conference call will be available beginning January 27, 2005 at 1:00 P.M. (ET) through February 3, 2005 at 4:00 P.M. (ET) by dialing 1-877-660-6853 and using Account #1628 and Conference ID#132928 (both numbers are needed to access the call).

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with 11 branch offices serving communities throughout Berkshire County, and a representative office and one branch office in New York. The Bank is committed to continue operation as an independent bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers. For more information on Berkshire Hills Bancorp, Inc., visit www.berkshirebank.com or call 413-443-5601.
                           ---------------------

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 and in its annual report on Form 10-K, each filed with the Securities and
Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby
                                  -----------
made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements.

Forward-looking statements also include, with limitation, those statements relating to the anticipated effects of the Company's proposed merger with Woronoco Bancorp. The following factors, among others, could cause the actual results of the merger to differ materially from expectations: the ability of the companies to obtain the required shareholder or regulatory approvals of the merger; the imposition of any regulatory conditions or requirements on the merger; the ability of the companies to consummate the merger; Berkshire's ability to successfully integrate Woronoco Bancorp following the merger, including integration of the data processing system and retention of key personnel; a materially adverse change in the financial condition, operations, or projected or actual earnings of either company; the ability to fully realize the expected cost savings and revenue enhancements; the ability to realize the expected cost savings and revenues on a timely basis; and any material change in the local markets in which each company operates.

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                                        Unaudited
                                                                            -------------------------------
                                                                             December 31,      September 30,       December 31,
                                                                                  2004              2004                2003
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                 (In thousands)
ASSETS
   Cash and due from banks                                                    $   15,237         $   15,908          $   15,583
   Short term investments                                                          2,665              6,689               1,859
                                                                              ----------         ----------          ----------
        Total cash and cash equivalents                                           17,902             22,597              17,442
    Securities available for sale, at fair value                                 365,404            387,950             307,425
    Securities held to maturity, at amortized cost                                29,942             26,255              36,903
    Federal Home Loan Bank stock, at cost                                         16,974             16,898              12,923
    Savings Bank Life Insurance stock, at cost                                     2,043              2,043               2,043
    Loans held for sale                                                            1,053                571                   -
    Loans                                                                        828,179            817,805             792,227
    Less: Allowance for loan losses                                               (9,337)            (9,392)             (8,969)
                                                                              ----------         ----------          ----------
            Net loans                                                            818,842            808,413             783,258
    Premises and equipment, net                                                   14,780             13,389              12,626
    Accrued interest receivable                                                    5,472              5,400               5,080
    Goodwill and other intangibles                                                 7,254              5,763              10,233
    Net deferred tax asset                                                           819              1,505               1,725
    Bank owned life insurance                                                     18,200              8,004               7,721
    Due from broker                                                                    -                378               7,089
    Other assets                                                                  11,430             11,343              14,080
                                                                              ----------         ----------          ----------
            Total Assets                                                      $1,310,115         $1,310,509          $1,218,548
                                                                              ==========         ==========          ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
    Deposits                                                                   $ 845,789          $ 853,115           $ 830,244
    Federal Home Loan Bank advances                                              327,926            324,831             251,465
    Loans sold with recourse                                                           -                  -                 473
    Due to broker                                                                      -                  -               5,646
    Accrued expenses and other liabilities                                         4,664              4,075               5,293
                                                                                  ------             ------              ------
            Total liabilities                                                  1,178,379          1,182,021           1,093,121
                                                                               ----------         ----------          ----------
    Minority interests                                                                 -                  -               2,252
                                                                               ----------         ----------          ----------
    Stockholders' Equity:
        Preferred stock ($.01 par value; 1,000,000 shares                              -                  -                   -
         authorized; none issued or outstanding)
        Common stock ($.01 par value; 26,000,000 shares
         authorized;  7,673,761 shares issued at December 31, 2004,
         September 30, 2004 and December 31, 2003;
         shares outstanding: 5,873,563 at December 31, 2004, 5,873,563
         at September 30, 2004 and 5,903,082 at December 31, 2003)                    77                 77                  77
    Additional paid-in capital                                                    77,588             77,154              75,764
    Unearned compensation                                                         (7,414)            (7,832)             (8,507)
    Retained earnings                                                             94,996             92,469              86,276
    Accumulated other comprehensive income                                         4,214              4,345               5,559
    Treasury stock at cost (1,800,198 shares at December 31, 2004,
        1,800,198 at September 30, 2004 and 1,770,679 at December 31, 2003)      (37,725)           (37,725)            (35,994)
                                                                                 --------           --------            --------
       Total stockholders' equity                                                131,736            128,488             123,175
                                                                                 -------           --------            --------
       Total Liabilities & Stockholders' Equity                               $1,310,115         $1,310,509          $1,218,548
                                                                              ==========         ==========          ==========


                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES

                                  LOAN ANALYSIS

                                                                                              Unaudited
                                                                                           Quarters Ended
                                                            ------------------------------------------------------------------------
                                                              DECEMBER 31, 2004         SEPTEMBER 30, 2004        DECEMBER 31, 2003
                                                            ----------------------     ---------------------    --------------------
                                                                           Percent                  Percent                Percent
                                                              Balance     of Total      Balance     of Total     Balance   of Total
                                                            ----------    --------     ---------   ---------    --------  ----------
                                                                                          (Dollars in Thousands)
Residential real estate loans
     Residential  one-to four-family                          $217,159        26%       $214,100         26%     $254,939       32%
     Residential land development and construction              18,091         2%         14,754          2%       10,583        1%
                                                              --------    -------       --------    --------     --------    -------
          Total residential real estate loans                  235,250        28%        228,854         28%      265,522       33%

Commercial real estate loans
     Commercial one-to four-family                              15,964         2%         15,461          2%       12,552        2%
     Commercial land development and construction               20,611         2%         20,560          3%       24,136        3%
     Multi-family                                               16,380         2%         16,616          2%       15,514        2%
     Other commercial real estate                              207,619        25%        201,912         24%      154,244       19%
                                                              --------    -------       --------    --------     --------    -------
          Total commercial real estate loans                   260,574        31%        254,549         31%      206,446       26%

Commercial loans                                               150,879        18%        159,156         19%      166,296       21%

Consumer loans
     Automobile                                                123,027        15%        119,787         15%      103,674       13%
     Home equity loans                                          54,157         7%         51,465          6%       45,783        6%
     Other                                                       4,292         1%          3,994          1%        4,506        1%
                                                              --------    -------       --------    --------     --------    -------
          Total consumer loans                                 181,476        23%        175,246         22%      153,963       20%

Total loans                                                   $828,179       100%       $817,805        100%     $792,227      100%
                                                              ========                  ========                 ========

                                DEPOSIT ANALYSIS

                                                                     Unaudited
                                                                   Quarters Ended
                                   --------------------------------------------------------------------------
                                      DECEMBER 31, 2004        SEPTEMBER 30, 2004        DECEMBER 31, 2003
                                   ---------------------     ----------------------    ----------------------
                                                 Percent                  Percent                   Percent
                                    Balance     of Total      Balance      of Total     Balance     of Total
                                   ---------    --------     ---------    ---------    ---------    ---------
                                                                     (Dollars in Thousands)
Demand deposits                    $ 110,129        13%       $104,204        12%     $ 102,788         12%
NOW accounts                         100,709        12%         96,945        11%        94,606         11%
Savings accounts                     163,264        19%        166,720        20%       171,603         21%
Money market accounts                156,412        19%        160,423        19%       139,897         17%
                                    --------        ---       --------        ---     ---------         ---
     Total core accounts             530,514        63%        528,292        62%       508,894         61%
Certificates of deposit              315,275        37%        324,823        38%       321,350         39%
                                    --------                  --------                ---------

     Total deposits                $ 845,789       100%       $853,115       100%     $ 830,244        100%
                                   =========                  ========                =========


                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME


                                                                                               Unaudited
                                                                   -----------------------------------------------------------------
                                                                        Three Months Ended                  Twelve Months Ended
                                                                   -----------------------------        ----------------------------
                                                                    Dec. 31,           Dec. 31,          Dec. 31,         Dec. 31,
                                                                      2004              2003              2004              2003
------------------------------------------------------------------------------------------------------------------------------------
                                                                              (In thousands, except earnings per share)
INTEREST AND DIVIDEND INCOME
    Loans                                                           $ 11,519          $ 11,434          $ 43,766          $ 47,683
    Debt securities                                                    3,984             2,761            16,100             7,560
    Equity securities dividends                                          289               209             1,176               956
    Short-term investments                                                15                 6                39               109
                                                                    --------          --------          --------          ----------
        TOTAL INTEREST AND DIVIDEND INCOME                            15,807            14,410            61,081            56,308
                                                                    --------          --------          --------          ----------
INTEREST EXPENSE
    Deposits                                                           3,183             3,148            12,393            13,862
    Borrowings                                                         2,425             1,518             8,331             4,880
                                                                    --------          --------          --------          ----------
         TOTAL INTEREST EXPENSE                                        5,608             4,666            20,724            18,742
                                                                    --------          --------          --------          ----------

NET INTEREST INCOME                                                   10,199             9,744            40,357            37,566
PROVISION (CREDIT) FOR LOAN LOSSES                                       425              (225)            1,565             1,460
                                                                    --------          --------          --------          ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                    9,774             9,969            38,792            36,106
                                                                    --------          --------          --------          ----------

NON-INTEREST INCOME
    Customer service fees                                                609               557             2,347             2,300
    Wealth management service fees                                       688               527             2,523             2,090
    Loan servicing fees                                                  129                49               374               386
    Gain on sale of securities, net                                      390             1,564             1,402             3,077
    Gain (loss) on sale of loans, and securitized loans, net              81            (2,094)              166            (1,854)
    Loss on impairment of other assets                                     -              (206)                -              (206)
    Other  non-interest income                                           301               303               952               655
                                                                    --------          --------          --------          ----------
      TOTAL NON-INTEREST INCOME                                        2,198               700             7,764             6,448
                                                                    --------          --------          --------          ----------

NON-INTEREST EXPENSE
    Salaries and benefits                                              4,195             3,589            16,882            16,166
    Occupancy and equipment                                            1,055               942             4,085             3,800
    Marketing and advertising                                            357               299               991               678
    Data processing                                                      381               284             1,411             1,204
    Professional services                                                326               485             1,552             1,227
    Foreclosed real estate and other loans, net                          118               307               522             1,047
    Other non-interest expense                                           868             1,000             3,534             4,121
                                                                    --------          --------          --------          ----------
      TOTAL NON-INTEREST EXPENSE                                       7,300             6,906            28,977            28,243
                                                                    --------          --------          --------          ----------

      INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES            4,672             3,763            17,579            14,311
    Provision for income taxes                                         1,495             1,124             5,639             5,161
                                                                    --------          --------          --------          ----------
      INCOME FROM CONTINUING OPERATIONS                                3,177             2,639            11,940             9,150
                                                                    --------          --------          --------          ----------

    Loss from discontinued operations                                      -               (73)             (653)             (282)
    Income tax benefit                                                     -               (25)             (222)              (97)
                                                                    --------          --------          --------          ----------
       NET LOSS FROM DISCONTINUED OPERATIONS                               -               (48)             (431)             (185)
                                                                    --------          --------          --------          ----------
       NET INCOME                                                   $  3,177          $  2,591          $ 11,509          $  8,965
                                                                    ========          ========          ========          ==========

Earnings per share
    Basic                                                             $ 0.60            $ 0.50            $ 2.18            $ 1.70
    Diluted                                                           $ 0.55            $ 0.45            $ 2.01            $ 1.57
Weighted average shares outstanding
    Basic                                                              5,281             5,222             5,284             5,266
    Diluted                                                            5,725             5,717             5,731             5,703


                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                                                                                              Unaudited
                                                                                           Quarters Ended
                                                             -----------------------------------------------------------------------
                                                              Dec. 31,      Sept. 30,     June 30,       Mar. 31,       Dec. 31,
                                                                2004          2004          2004           2004           2003
------------------------------------------------------------------------------------------------------------------------------------
                                                                           (In thousands, except earnings per share)
INTEREST AND DIVIDEND INCOME
    Residential mortgage                                      $ 2,967        $ 2,869       $ 2,567        $ 2,986        $ 3,793
    Commercial real estate                                      3,761          3,630         3,389          3,225          2,969
    Commercial                                                  2,216          2,204         2,135          2,226          2,312
    Indirect auto loans                                         1,752          1,695         1,589          1,610          1,665
    Other consumer                                                823            733           697            692            695
                                                             --------        -------       -------        -------        -------
        Total interest on loans                                11,519         11,131        10,377         10,739         11,434
    Securities                                                  4,118          4,289         4,296          4,060          2,905
    Federal Home Loan Bank                                        155            120            63            175             65
    Short-term investments                                         15              6             1             16              6
                                                             --------        -------       -------        -------        -------

     TOTAL INTEREST AND DIVIDEND INCOME                        15,807         15,546        14,737         14,990         14,410
                                                             --------        -------       -------        -------        -------
INTEREST EXPENSE
    Deposits                                                    3,183          3,097         3,026          3,088          3,148
    Borrowings                                                  2,425          2,207         1,959          1,740          1,518
                                                             --------        -------       -------        -------        -------
      TOTAL INTEREST EXPENSE                                    5,608          5,304         4,985          4,828          4,666
                                                             --------        -------       -------        -------        -------

NET INTEREST INCOME                                            10,199         10,242         9,752         10,162          9,744
PROVISION (CREDIT) FOR LOAN LOSSES                                425            365           425            350           (225)
                                                             --------        -------       -------        -------        -------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES             9,774          9,877         9,327          9,812          9,969
                                                             --------        -------       -------        -------        -------

NON-INTEREST INCOME
    Customer service fees                                         609            580           634            524            557
    Wealth management service fees                                688            611           648            577            527
    Loan servicing fees                                           129             63           103             79             49
    Gain on sale of securities, net                               390            310           377            325          1,564
    Gain (loss) on sale of loans, and securitized loans, net       81              -            (6)            90         (2,094)
    Loss on impairment of other assets                              -              -             -              -           (206)
    Other  non-interest income                                    301            162           209            280            303
                                                             --------        -------       -------        -------        -------
      TOTAL NON-INTEREST INCOME                                 2,198          1,726         1,965          1,875            700
                                                             --------        -------       -------        -------        -------

NON-INTEREST EXPENSE
    Salaries and benefits                                       4,195          4,195         3,890          4,603          3,589
    Occupancy and equipment                                     1,055            997           975          1,059            942
    Marketing and advertising                                     357            207           270            157            299
    Data processing                                               381            305           331            394            284
    Professional services                                         326            442           357            428            485
    Foreclosed real estate and other loans, net                   118            150           171             83            307
    Other non-interest expense                                    868            885           939            839          1,000
                                                             --------        -------       -------        -------        -------
      TOTAL NON-INTEREST EXPENSE                                7,300          7,181         6,933          7,563          6,906
                                                             --------        -------       -------        -------        -------

      INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES     4,672          4,422         4,359          4,124          3,763
    Provision for income taxes                                  1,495          1,415         1,402          1,325          1,124
                                                             --------        -------       -------        -------        -------
      INCOME FROM CONTINUING OPERATIONS                         3,177          3,007         2,957          2,799          2,639
                                                             --------        -------       -------        -------        -------

    Loss from discontinued operations                               -              -          (386)          (267)           (73)
    Income tax benefit                                              -              -          (131)           (91)           (25)
                                                             --------        -------       -------        -------        -------
       NET LOSS FROM DISCONTINUED OPERATIONS                        -              -          (255)          (176)           (48)
                                                             --------        -------       -------        -------        -------
       NET INCOME                                             $ 3,177        $ 3,007       $ 2,702        $ 2,623        $ 2,591
                                                             ========        =======       =======        =======        =======

Earnings per share
    Basic                                                      $ 0.60         $ 0.57        $ 0.51         $ 0.50         $ 0.50
    Diluted                                                    $ 0.55         $ 0.53        $ 0.47         $ 0.46         $ 0.45
Weighted average shares outstanding
    Basic                                                       5,281          5,270         5,292          5,285          5,222
    Diluted                                                     5,725          5,721         5,725          5,757          5,717


                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES


                                                                                               Unaudited
                                                                                      At or For the Quarters Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                             Dec. 31,      Sept. 30,       June 30,       Mar. 31,       Dec. 31,
NON-PERFORMING ASSETS                                          2004          2004            2004           2004           2003
------------------------------------------------------------------------------------------------------------------------------------
                                                                                        (Dollars in thousands)
Non-accrual loans:
    Residential mortgage                                    $   327        $   332         $   266        $   341        $   348
    Commercial real estate                                      147            614             934            484            496
    Commercial                                                  523          1,463           1,609          1,738          1,887
    Indirect automobile loans                                   154            297             350            395            451
    Other consumer                                                1              8              11             14             17
                                                           --------       --------        --------       --------       --------
        Total non-accrual loans                             $ 1,152        $ 2,714         $ 3,170        $ 2,972        $ 3,199
Real estate owned ("REO")                                         -              -              25             25              -
        Total non-performing assets                         $ 1,152        $ 2,714         $ 3,195        $ 2,997        $ 3,199
Non-performing loans as a percentage of total loans            0.14%          0.33%           0.40%          0.39%          0.40%
Non-performing assets as a percentage of total loans
   and REO                                                     0.14%          0.33%           0.40%          0.39%          0.40%
Non-performing assets to total assets                          0.09%          0.21%           0.25%          0.24%          0.26%

------------------------------------------------------------------------------------------------------------------------------------
PROVISION (CREDIT) AND ALLOWANCE FOR LOAN LOSSES
------------------------------------------------------------------------------------------------------------------------------------
Balance at beginning of period                              $ 9,392        $ 9,248         $ 8,952        $ 8,969        $10,097
Charge-offs                                                    (737)          (447)           (390)          (628)        (1,074)
Recoveries                                                      257            226             261            261            171
                                                           --------       --------        --------       --------       --------
    Net loan charge-offs                                       (480)          (221)           (129)          (367)          (903)
Provision (credit) for loan losses                              425            365             425            350           (225)
                                                           --------       --------        --------       --------       --------
Balance at end of period                                    $ 9,337        $ 9,392         $ 9,248        $ 8,952        $ 8,969
                                                           ========       ========        ========       ========       ========

Allowance for loan losses as a percentage of
   non-performing loans                                      810.50%        346.06%         291.74%        301.21%        280.37%
Allowance for loan losses as a percentage of total loans       1.13%          1.15%           1.16%          1.18%          1.13%

------------------------------------------------------------------------------------------------------------------------------------
NET LOAN (CHARGE-OFFS) RECOVERIES
------------------------------------------------------------------------------------------------------------------------------------
Residential mortgage                                            $ -            $ -             $ -            $ -            $ -
Commercial real estate                                         (137)             -               -              -              -
Commercial loans                                               (164)            (7)             23                   96     (110)
Consumer loans (primarily automobile loans)                    (179)          (214)           (152)          (463)          (793)
                                                           --------       --------        --------       --------       --------
         Total                                              $  (480)       $  (221)        $  (129)       $  (367)       $  (903)
                                                           ========       ========        ========       ========       ========

Net charge-offs as a percentage of total loans                 0.06%          0.03%           0.02%          0.05%          0.11%

------------------------------------------------------------------------------------------------------------------------------------
AVERAGE FICO SCORES OF CONSUMER LOANS                           705            702             699            695            691
------------------------------------------------------------------------------------------------------------------------------------

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                            SELECTED FINANCIAL RATIOS


                                                                                              Unaudited
                                                                                    At or for the quarters ended
------------------------------------------------------------------------------------------------------------------------------------
                                                           Dec. 31,      Sept. 30,       June 30,         Mar. 31,        Dec. 31,
                                                             2004           2004           2004             2004            2003
                                                           --------      ---------       --------         --------        ---------
Performance Ratios (Annualized):
    Return on average assets                                 0.97 %         0.92 %          0.84 %          0.84 %          0.86 %
    Return on average stockholders' equity                   9.72           9.71            8.40            8.39            8.49
    Return on average tangible stockholders' equity         10.18          10.18            8.69            9.14            9.27
    Net interest margin                                      3.29           3.29            3.19            3.44            3.42 (1)
    Non-interest income to average assets (2)                0.67 (3)       0.53 (3)        0.61 (3)        0.60 (3)        0.23 (4)
    Non-interest expense to average assets (5)               2.22           2.20            2.15            2.42            2.29 (6)
    Average earning assets to average assets                94.51          95.59           94.64           94.46           94.28
    Efficiency ratio (7)                                    60.80          61.60           61.14           64.58           62.86 (8)
Capital ratios (Percent)
    Stockholders' equity to total assets                    10.06           9.81            9.42           10.12           10.11
    Tier I capital to average adjusted assets                9.14           9.09            8.98            8.89            8.97
    Tier I capital to risk weighted assets                  12.86          12.90           12.77           12.71           12.59
    Total capital to risk weighted assets                   14.22          14.29           14.15           14.15           14.08
Other data
    Book value per share                                  $ 22.43        $ 21.87         $ 20.79         $ 21.54         $ 20.86
    Tangible book value per share                           21.19          20.89           19.81           19.82           19.13
    Stock price (9):
        High                                                38.01          39.14           37.10           38.61           37.40
        Low                                                 35.40          35.01           32.69           34.46           33.55
        Close                                               37.15          36.95           37.10           34.90           36.20

-------------------------------------------
(1) Excluding the forfeiture of $245,000 in interest income upon the sale of sub-prime automobile loans in December 2003, the net interest margin would have been 3.50%.

(2) Excludes non-interest income from discontinued operations.

(3) Excluding the gain on the sale of securities of $390,000, $310,000, $377,000 and $325,000 in the quarters ended December 2004, September 2004, June 2004 and March 2004, respectively, the ratios would have been 0.55%, 0.44%, 0.49%, and 0.50% , respectively.

(4) Excluding the gain on sale of securities of $1.6 million, the $2.2 million loss on the sale of sub-prime automobile loans, and the loss of $206,000 on the impairment of other assets - repossessed vehicle inventory, the ratio would have been 0.51%.

(5) Excludes non-interest expense from discontinued operations.

(6) Excluding $363,000 representing the partial reversal of an $800,000 retirement benefit charge that was recorded in the second quarter of 2003, the ratio would have been 2.41%.

(7) Efficiency ratio is non-interest expenses, less non-recurring items, divided by the total of net interest income, plus non-interest income, less securities gains, less non-recurring items. The ratio excludes discontinued operations.

(8) Excludes the partial reversal of retirement benefit charges of $363,000 from non-interest expenses, $2.2 million of loss on the sale of sub-prime automobile loans, $245,000 in forfeiture of interest income associated with the sale of sub-prime automobile loans and the loss on the impairment of other assets - repossessed vehicle inventory of $206,000.

(9) Based on daily closing prices.

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                AVERAGE BALANCES


                                                                            Unaudited
                                                                         Quarters Ended
                                          --------------------------------------------------------------------------------
                                           December 31,    September 30,     June 30,        March 31,       December 31,
                                              2004             2004            2004            2004              2003
                                          -------------   ---------------  ------------     ------------    --------------
                                                                          (In thousands)
Earning assets
Short-term investments                    $     2,628      $     2,192      $     1,031      $     6,307      $     2,853
Securities (1)                                399,952          419,474          425,658          388,145          314,070
Federal Home Loan Bank                         16,902           16,898           14,925           13,846           12,166
Loans
  Residential mortgage                        234,817          225,198          216,164          232,001          287,518
  Commercial real estate                      255,901          250,323          237,727          219,991          193,728
  Commercial                                  153,385          160,129          159,241          163,236          167,427
  Indirect auto loans                         114,480          111,117          106,883           99,754          103,821
  Other consumer                               63,406           60,627           59,556           57,775           57,013
                                          -----------      -----------      -----------      -----------      ------------
    Total loans                               821,989          807,394          779,571          772,757          809,507
                                          -----------      -----------      -----------      -----------      ------------
    Total earning assets                    1,241,471        1,245,958        1,221,185        1,181,055        1,138,596
Other assets                                   72,061           57,551           69,166           69,308           69,076
                                          -----------      -----------      -----------      -----------      ------------
    Total assets                          $ 1,313,532      $ 1,303,509      $ 1,290,351      $ 1,250,363      $ 1,207,672
                                          -----------      -----------      -----------      -----------      ------------
Funding liabilities
Deposits
  Non-interest-bearing deposits           $   108,832      $   105,257      $   102,881      $    97,964      $    98,392
  Savings, NOW and money market               434,562          425,562          419,222          427,388          415,486
                                          -----------      -----------      -----------      -----------      ------------
    Total core deposits                       543,394          530,819          522,103          525,352          513,878
    Certificates of deposit                   316,898          326,411          322,048          318,555          321,732
                                          -----------      -----------      -----------      -----------      ------------
    Total deposits                            860,292          857,230          844,151          843,907          835,610
  Federal Home Loan Bank advances             318,422          318,870          310,935          274,054          236,534
    Total funding liabilities               1,178,714        1,176,100        1,155,086        1,117,961        1,072,144
Other liabilities                               4,019            3,540            4,619            5,229           11,249
                                          -----------      -----------      -----------      -----------      ------------
    Total liabilities                       1,182,733        1,179,640        1,159,705        1,123,190        1,083,393
Minority interest                                   -                -            1,977            2,130            2,261
Stockholders' Equity                          130,799          123,869          128,669          125,043          122,018
                                          -----------      -----------      -----------      -----------      ------------
    Total liabilities and  equity         $ 1,313,532      $ 1,303,509      $ 1,290,351      $ 1,250,363      $ 1,207,672
                                          -----------      -----------      -----------      -----------      ------------

(1) Average balances for securities available-for-sale are based on amortized cost.

                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                           AVERAGE YIELDS (Annualized)



                                                                               Unaudited
                                                                             Quarters Ended
                                             ---------------------------------------------------------------------------------------
                                              December 31,      September 30,       June 30,          March 31,        December 31,
                                                 2004              2004               2004              2004              2003
                                             -------------      -------------     ----------         ----------        -------------
Earning assets
Short-term investments                           2.28 %            1.09 %             0.39 %            1.01 %            0.84 %
Securities (1)                                   4.12              4.09               4.04              4.18              3.70
Federal Home Loan Bank                           3.67              2.84               1.69              5.06              2.14
Loans
  Residential mortgage                           5.05              5.10               4.75              5.15              5.28
  Commercial real estate                         5.88              5.80               5.70              5.86              6.13
  Commercial                                     5.79              5.51               5.36              5.45              5.52
  Indirect auto loans                            6.12              6.10               5.95              6.46              6.41
  Other consumer                                 5.17              4.84               4.68              4.77              4.88
    Total loans                                  5.61              5.51               5.32              5.56              5.65
    Total earning assets                         5.10              4.99               4.83              5.08              5.06

Funding liabilities
Deposits
  Non-interest-bearing deposits                     -                 -                  -                 -                 -
  Savings, NOW and money market                  0.86              0.79               0.79              0.80              0.78
    Total core deposits                          0.69              0.63               0.63              0.65              0.63
    Certificates of deposit                      2.84              2.77               2.73              2.80              2.90
    Total deposits                               1.48              1.45               1.43              1.46              1.51
  Federal Home Loan Bank advances                3.05              2.77               2.52              2.54              2.57
    Total funding liabilities                    1.90              1.80               1.73              1.73              1.74

Net interest spread                              3.20              3.19               3.10              3.35              3.32
Net interest margin                              3.29              3.29               3.19              3.44              3.42


(1) Average yields for securities available-for-sale are based on amortized cost.

------------------
Contact:

        Berkshire Hills Bancorp, Inc.
        Wayne F. Patenaude, 413-236-3195
        Senior Vice President, Treasurer
        and Chief Financial Officer